YA ZHU SILK, INC. AND SUBSIDIARIES

INDEX TO FINANCIAL STATEMENTS

September 30, 2011 (Unaudited)December 31, 2010  (Unaudited)

PRO FORMA CONSOLIDATED BALANCE SHEETS	PF-1
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS	PF-2
NOTES TO THE FINANCIAL STATEMENTS	PF-3

The accompanying notes are an integral part of these financial statements.

PF-4294967295

YA ZHU SILK, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEETS

(AMOUNTS EXPRESSED IN US DOLLAR)

	As of September 30, 2011	As of December 31, 2010
	(Unaudited)	(Unaudited)
ASSETS

Cash and cash equivalents	$ 1,345,805	105,887
Accounts receivable, net	-	96,637
Inventories	246,784	25,439
Advances to suppliers	611,349	53,362
Other receivables, net	15,672	28,645

Total Current Assets	2,219,610	309,970

Equipment, net	50,021	46,744
Trademark	260,516	260,516

Total Assets	$ 2,530,147	$ 617,230

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$ 79	-
Advance from customers	644,762	69,940
Due to related parties	275,993	228,523
Other payables	57,333	22,883
Taxes payable	3,025	27,782

Total Current Liabilities	981,192	349,128

Total Liabilities	981,192	349,128

Commitments	-	-

Stockholders' Equity:
Common stock ($0.001 par value; 75,000,000 shares authorized;
10,620,000 shares issued and outstanding at August 31, 2011)	10,620	10,440
Additional paid-in capital	1,440,189	567,515
Statutory reserve	99,481	-
Retained earnings	(28,820)	(326,204)
Accumulated other comprehensive income	27,485	16,351

Total Stockholders' Equity	1,548,955	268,102

Total Liabilities and Stockholders' Equity	$ 2,530,147	$ 617,230

The accompanying notes are an integral part of these financial statements.

PF-0

YA ZHU SILK, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(AMOUNTS EXPRESSED IN US DOLLAR)

	For the Nine Months Ended	For the Year Ended
	September 30, 2011	December 31, 2010
	(Unaudited)	(Unaudited)

NET REVENUES	$ 1,740,719	$ 1,190,828

COST OF REVENUES	1,014,455	790,228

GROSS PROFIT	726,264	400,600

OPERATING EXPENSES:
Selling	101,064	147,561
General and administrative	260,989	645,223

Total Operating Expenses	362,053	792,784

INCOME FROM OPERATIONS	364,211	(392,184)

OTHER INCOME:	32,654	43,102

INCOME BEFORE PROVISION FOR INCOME TAX	396,865	(349,082)

PROVISION FOR INCOME TAXES	-	-

NET INCOME	$ 396,865	$ (349,082)

COMPREHENSIVE INCOME:
Net income	$ 396,865	$ (349,082)

OTHER COMPREHENSIVE INCOME:
Unrealized foreign currency translation gain	11,134	16,351

COMPREHENSIVE INCOME	$ 407,999	$ (332,731)

NET INCOME PER COMMON SHARE:
Basic	$ 0.04	$ (0.03)
Diluted	$ 0.04	$ (0.03)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	10,546,027	10,440,000
Diluted	10,546,027	10,440,000

The accompanying notes are an integral part of these financial statements.

PF-1

YA ZHU SILK, INC. AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2011

(UNAUDITED)

NOTE 1

COMPANY BACKGROUND AND BUSINESS

Ya Zhu Silk, Inc. (the “Company”) was incorporated in the State of Nevada on July 22, 2008. The company has been a development-stage Company and was planning to be engaged in the business of importing and distributing high quality silk fabrics made in China.

On June 29, 2011, Ya Zhu Silk, Inc. (“YaZhu”) entered into a master agreement (the “Master Agreement”) entailing of share exchanges with Kunekt Corporation (“Kunekt”), AMS-INT Asia Limited (“AMS”), Ferngrui Yue (“Yue”), Guangzhou Xingwei Communications Technology Ltd. Inc. (“XingWei”), Matt Li (“Li”), Beijing Yiyueqiji Science and Technology Development Ltd. Inc. (“Yiyueqiji”), and Mark Bruk (“Bruk”)  The closing of agreement has taken place on  February 22, 2012.

AMS-INT Asia Limited, a Hong Kong company formed on October 2010 has no operations other than holding 100 % ownership of the interest of Guangzhou Xingwei Communications Technology Ltd. Inc and Beijing Yiyueqiji Science and Technology Development Ltd which are considered operating companies in China.

Xingwei specializes in design, development and manufacturing of wireless mobile devices, including smartphones, with integrated software and licenses intellectual property.  Currently, the major business comes from providing OEM software and licensing them to large OEM phone vendors. The majority of customers include some tier 2 vendors like Meiling, Jingli etc. Some other China wide tier one vendors are also big accounts, including Konka, TCL etc.

YiyueQiji designs and develops Android based smartphone and system products. The company has developed industry leading hybrid smartphone products, it has applied and been granted 12 Chinese patents since its operation starting from January of 2010.

The company has developed industry leading hybrid smartphone products, it has applied and been granted 12 Chinese patents since its operation starting from January of 2010.

The company has changed its accounting year to December 31.

PF-2